CONSENT OF L J SOLDINGER ASSOCIATES LLC EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2004, which appears on page F-2 of the 2003 Annual Report on Form 10-KSB of Cytomedix Inc. for the year ended December 31, 2003.


L J Soldinger Associates LLC

Deer Park, Illinois

November 1, 2004